UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	00028489	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 452-9813

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2013, we entered into a bridge financing arrangement with Redwood Management, LLC (“Redwood”), an accredited investor, for which Aegis Capital Corp. acted as placement agent and received an 8% fee based on the consideration paid to us.

Accordingly, on June 21, 2013 we entered into a Securities Purchase Agreement with Redwood providing for the issuance and sale of up to $555,555.55 of aggregate principle amount of 5% convertible debentures (the “Bridge Notes”) to Redwood, and, pursuant to the exemption from registration provided by Section 4(2), we issued Redwood Bridge Notes with a stated principal amount of $277,777.77 for total consideration of $250,000.00 in cash (representing a 10% original issue discount). Redwood has no obligation to purchase the remaining $277,777.78 of Bridge Notes as contemplated by the securities purchase agreement. If Redwood does not fund the remainder within 14 days of the agreement, the variable conversion rate (discussed below) increases.

The Bridge Notes mature 6 months from the date of issuance and provide for payment of guaranteed interest of 5%. Redwood may convert the Bridge Notes at any time, in whole or in part, at its option into shares of our common stock at the lesser of $0.05 or a variable conversion price (which is based on a multiple of our 10-day volume-weighted average price (or VWAP), which multiple increases if Redwood does not purchase the full amount of Bridge Notes within 14-days of June 21, 2013, but in the event of default, is fixed at a discount to the lowest trading price within 15 days prior to conversion). Redwood may not convert any portion of the Bridge Notes to the extent that after such conversion, Redwood (together with its affiliates) would beneficially own more than 4.99% of our outstanding shares common stock as of such date (although Redwood may waive this restriction upon 61 days prior notice). We agreed to reserve at least 2.5x the number of shares of our common stock actually issuable upon full conversion of the Bridge Notes. We agreed not to take certain actions without Redwood’s consent and granted Redwood the right, at its election, to participate in future financings subject to certain limited exceptions.

So long as we are not in default, and provided we have given 20 days prior written notice, we may prepay the Bridge Notes in full at any time at a premium of 110% of the amount owed (which multiple increases 4 months after the issuance date). In addition, if we complete a financing of $7,000,000 or more, Redwood has the right, at its election, to require us to repay the Bridge Notes in full on the closing date of such financing on the same payment terms as noted in the preceding sentence.

The Bridge Notes include customary event of default provisions, and provide for a default rate of 14%.

The foregoing summary of the terms of the securities purchase agreement and Bridge Notes is qualified in its entirety by the full text of the agreement and Bridge Notes, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement dated June 21, 2013.

10.2	5% Convertible Debenture dated June 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

By:	/s/ Mark Rosenblum
	Name:	Mark Rosenblum
	Title:	Chief Financial Officer

Date: June 27, 2013